FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Second Quarter 2021 Financial Results

HANOVER, Md. - June 3, 2021 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal second quarter ended May 1, 2021.

•Q2 Revenue: $833.9 million

•Q2 Net Income per Share: $0.66 GAAP; $0.62 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 0.5 million shares of common stock for an aggregate price of $26.2 million during the quarter

“We delivered strong fiscal second quarter results as we continued to see encouraging signs in the market environment, including improvements in customer spending,” said Gary Smith, president and CEO of Ciena. “These dynamics, combined with our business and financial performance in the first half of the year, give us strong visibility and confidence in our ability to achieve our financial targets as we move through the year.”

For the fiscal second quarter 2021, Ciena reported revenue of $833.9 million as compared to $894.1 million for the fiscal second quarter 2020.

Ciena's GAAP net income for the fiscal second quarter 2021 was $103.1 million, or $0.66 per diluted common share, which compares to a GAAP net income of $91.7 million, or $0.59 per diluted common share, for the fiscal second quarter 2020. Ciena's GAAP net income for the second quarter of 2021 benefited from recording $40.4 million in pre-tax amounts from the Canadian Emergency Wage Subsidy program. See APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures for more information and a reconciliation of our adjusted (non-GAAP) net income which excludes the effect of these amounts.

Ciena's adjusted (non-GAAP) net income for the fiscal second quarter 2021 was $97.6 million, or $0.62 per diluted common share, which compares to an adjusted (non-GAAP) net income of $117.4 million, or $0.76 per diluted common share, for the fiscal second quarter 2020.

Fiscal Second Quarter 2021 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q2	Q2
	FY 2021	FY 2020	Y-T-Y*
Revenue	$833.9	$894.1	(6.7)%
Gross margin	49.5%	46.2%	3.3%
Operating expense	$278.8	$285.8	(2.5)%
Operating margin	16.0%	14.3%	1.7%

	Non-GAAP Results
	Q2	Q2
	FY 2021	FY 2020	Y-T-Y*
Revenue	$833.9	$894.1	(6.7)%
Adj. gross margin	49.2%	46.9%	2.3%
Adj. operating expense	$278.7	$258.7	7.7%
Adj. operating margin	15.8%	17.9%	(2.1)%
Adj. EBITDA	$156.2	$183.0	(14.6)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q2 FY 2021		Q2 FY 2020
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$573.7	68.8	$654.3	73.2
Routing and Switching (1)	63.6	7.6	64.2	7.2
Total Networking Platforms	637.3	76.4	718.5	80.4

Platform Software and Services	56.7	6.8	45.0	5.0

Blue Planet Automation Software and Services	23.9	2.9	15.0	1.7

Global Services
Maintenance Support and Training	70.4	8.4	71.5	8.0
Installation and Deployment	38.0	4.6	34.2	3.8
Consulting and Network Design	7.6	0.9	9.9	1.1
Total Global Services	116.0	13.9	115.6	12.9

Total	$833.9	100.0	$894.1	100.0
** Denotes % of total revenue
(1) Ciena renamed its former “Packet Networking” product line “Routing and Switching” effective as of the beginning of fiscal 2021. This change, affecting only the presentation of such information, was made on a prospective basis and does not impact comparability of previous financial results or the composition of this product category.
Additional Performance Metrics for Fiscal Second Quarter 2021

	Revenue by Geographic Region
	Q2 FY 2021		Q2 FY 2020
	Revenue	% **	Revenue	% **
Americas	$587.5	70.4	$650.4	72.7
Europe, Middle East and Africa	155.0	18.6	141.4	15.8
Asia Pacific	91.4	11.0	102.3	11.5
Total	$833.9	100.0	$894.1	100.0
** Denotes % of total revenue
•One 10%-plus customer represented a total of 15% of revenue
•Cash and investments totaled $1.4 billion
•Cash flow from operations totaled $225.0 million
•Average days' sales outstanding (DSOs) were 86
•Accounts receivable, net balance was $716.8 million
•Unbilled contract asset, net balance was $81.4 million
•Inventories totaled $401.2 million, including:
◦Raw materials: $139.4 million
◦Work in process: $10.8 million
◦Finished goods: $234.2 million
◦Deferred cost of sales: $57.4 million
◦Reserve for excess and obsolescence: $(40.6) million
•Product inventory turns were 3.4
•Headcount totaled 7,077

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Second Quarter 2021 Results
Today, Thursday, June 3, 2021, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website an accompanying investor presentation for its unaudited fiscal second quarter 2021 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “We delivered strong fiscal second quarter results as we continued to see encouraging signs in the market environment, including improvements in customer spending,” and “These dynamics, combined with our business and financial performance in the first half of the year, give us strong visibility and confidence in our ability to achieve our financial targets as we move through the year.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute successfully our business and growth strategies; the duration and severity of the COVID-19 pandemic and its impact on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity, and financial results; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, acts of war or terrorism, and public health emergencies; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise; and the other risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on December 18, 2020 and included in its Quarterly Report on Form 10-Q for the second quarter of fiscal 2021 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our customers create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	May 1,	May 2,	May 1,	May 2,
	2021	2020	2021	2020
Revenue:
Products	$670,043	$739,892	$1,267,263	$1,427,107
Services	163,884	154,161	323,794	299,858
Total revenue	833,927	894,053	1,591,057	1,726,965
Cost of goods sold:
Products	339,601	405,138	654,699	794,151
Services	81,907	75,589	166,048	148,953
Total cost of goods sold	421,508	480,727	820,747	943,104
Gross profit	412,419	413,326	770,310	783,861
Operating expenses:
Research and development	110,246	131,530	242,987	262,430
Selling and marketing	110,387	101,214	207,665	208,280
General and administrative	43,635	42,030	83,628	84,498
Amortization of intangible assets	6,019	5,839	11,929	11,692
Significant asset impairments and restructuring costs	8,209	3,811	14,076	8,283
Acquisition and integration costs	294	1,414	601	3,233
Total operating expenses	278,790	285,838	560,886	578,416
Income from operations	133,629	127,488	209,424	205,445
Interest and other income (loss), net	(1,274)	(2,665)	(2,395)	981
Interest expense	(7,785)	(7,860)	(15,145)	(16,675)
Loss on extinguishment and modification of debt	—	—	—	(646)
Income before income taxes	124,570	116,963	191,884	189,105
Provision for income taxes	21,453	25,308	33,419	35,122
Net income	$103,117	$91,655	$158,465	$153,983

Net Income per Common Share
Basic net income per common share	$0.66	$0.60	$1.02	$1.00
Diluted net income per potential common share	$0.66	$0.59	$1.01	$0.99

Weighted average basic common shares outstanding	155,331	153,858	155,257	154,099
Weighted average dilutive potential common shares outstanding [1]	156,876	155,141	156,734	155,443

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the second quarter of fiscal 2021 includes 1.5 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the first six months of fiscal 2021 includes 1.5 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the second quarter of fiscal 2020 includes 1.3 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share for the first six months of fiscal 2020 includes 1.3 million shares underlying certain stock option and stock unit awards.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	May 1, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,202,974	$1,088,624
Short-term investments	151,816	150,667
Accounts receivable, net	716,779	719,405
Inventories	401,233	344,379
Prepaid expenses and other	321,651	308,084
Total current assets	2,794,453	2,611,159
Long-term investments	91,715	82,226
Equipment, building, furniture and fixtures, net	298,329	272,377
Operating lease right-of-use assets	50,997	57,026
Goodwill	311,734	310,847
Other intangible assets, net	82,879	96,647
Deferred tax asset, net	653,922	647,805
Other long-term assets	103,984	102,830
Total assets	$4,388,013	$4,180,917
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$279,247	$291,904
Accrued liabilities and other short-term obligations	330,060	334,132
Deferred revenue	147,075	108,700
Operating lease liabilities	19,364	19,035
Current portion of long-term debt	6,930	6,930
Total current liabilities	782,676	760,701
Long-term deferred revenue	57,224	49,663
Other long-term obligations	127,700	123,185
Long-term operating lease liabilities	53,795	61,415
Long-term debt, net	673,355	676,356
Total liabilities	$1,694,750	$1,671,320
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 154,962,122 and 154,563,005 shares issued and outstanding	1,550	1,546
Additional paid-in capital	6,813,215	6,826,531
Accumulated other comprehensive gain (loss)	5,361	(35,358)
Accumulated deficit	(4,126,863)	(4,283,122)
Total stockholders’ equity	2,693,263	2,509,597
Total liabilities and stockholders’ equity	$4,388,013	$4,180,917

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Six Months Ended
	May 1,	May 2,
	2021	2020
Cash flows provided by operating activities:
Net income	$158,465	$153,983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	47,295	48,381
Share-based compensation costs	40,499	33,579
Amortization of intangible assets	18,517	19,361
Deferred taxes	(9,606)	25,420
Provision for inventory excess and obsolescence	10,402	12,640
Provision for warranty	7,937	13,793
Other	5,928	16,190
Changes in assets and liabilities:
Accounts receivable	(180)	15,865
Inventories	(66,934)	5,618
Prepaid expenses and other	(8,565)	(54,839)
Operating lease right-of-use assets	8,253	8,642
Accounts payable, accruals and other obligations	(30,108)	(151,713)
Deferred revenue	45,482	(5,679)
Short and long-term operating lease liabilities	(9,726)	(10,311)
Net cash provided by operating activities	217,659	130,930
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(51,651)	(45,458)
Purchase of available for sale securities	(102,429)	(40,894)
Proceeds from maturities of available for sale securities	91,810	60,000
Settlement of foreign currency forward contracts, net	9,414	(3,836)
Acquisition of business, net of cash acquired	—	(28,300)
Proceeds from sale of equity investment	4,678	—
Net cash used in investing activities	(48,178)	(58,488)
Cash flows used in financing activities:
Payment of long term debt	(3,465)	(1,733)
Payment of debt issuance costs	—	(382)
Payment of finance lease obligations	(1,463)	(1,381)
Shares repurchased for tax withholdings on vesting of restricted stock units	(27,893)	(18,200)
Repurchases of common stock - repurchase program	(38,498)	(74,535)
Proceeds from issuance of common stock	13,480	12,290
Net cash used in financing activities	(57,839)	(83,941)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,696	(4,876)
Net increase (decrease) in cash, cash equivalents and restricted cash	114,338	(16,375)
Cash, cash equivalents and restricted cash at beginning of period	1,088,708	904,161
Cash, cash equivalents and restricted cash at end of period	$1,203,046	$887,786
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$14,949	$17,590
Cash paid during the period for income taxes, net	$27,666	$22,011
Operating lease payments	$10,785	$11,409
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$4,966	$4,480
Repurchase of common stock in accrued liabilities from repurchase program	$900	$—
Operating lease right-of-use assets subject to lease liability	$1,770	$4,887

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures
(in thousands, except per share data) (unaudited)

	Quarter Ended
	May 1,	May 2,
	2021	2020
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$412,419	$413,326
Share-based compensation-products	498	827
Share-based compensation-services	1,421	1,036
Canadian Emergency Wage Subsidy-products	(4,189)	—
Canadian Emergency Wage Subsidy-services	(2,620)	—
Amortization of intangible assets	2,856	3,835
Total adjustments related to gross profit	(2,034)	5,698
Adjusted (non-GAAP) gross profit	$410,385	$419,024
Adjusted (non-GAAP) gross profit percentage	49.2%	46.9%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$278,790	$285,838
Share-based compensation-research and development	5,844	4,822
Share-based compensation-sales and marketing	6,610	5,264
Share-based compensation-general and administrative	6,743	5,975
Canadian Emergency Wage Subsidy-research and development	(28,923)	—
Canadian Emergency Wage Subsidy-sales and marketing	(2,551)	—
Canadian Emergency Wage Subsidy-general and administrative	(2,161)	—
Amortization of intangible assets	6,019	5,839
Significant asset impairments and restructuring costs	8,209	3,811
Acquisition and integration costs	294	1,414
Total adjustments related to operating expense	84	27,125
Adjusted (non-GAAP) operating expense	$278,706	$258,713

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$133,629	$127,488
Total adjustments related to gross profit	(2,034)	5,698
Total adjustments related to operating expense	84	27,125
Total adjustments related to income from operations	(1,950)	32,823
Adjusted (non-GAAP) income from operations	$131,679	$160,311
Adjusted (non-GAAP) operating margin percentage	15.8%	17.9%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$103,117	$91,655
Exclude GAAP provision for income taxes	21,453	25,308
Income before income taxes	124,570	116,963
Total adjustments related to income from operations	(1,950)	32,823
Unrealized loss on equity investment	165	—
Adjusted income before income taxes	122,785	149,786
Non-GAAP tax provision on adjusted income before income taxes	25,171	32,354
Adjusted (non-GAAP) net income	$97,614	$117,432

Weighted average basic common shares outstanding	155,331	153,858
Weighted average dilutive potential common shares outstanding [1]	156,876	155,141

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures
(in thousands, except per share data) (unaudited)

	Quarter Ended
	May 1,	May 2,
	2021	2020

Net Income per Common Share
GAAP diluted net income per common share	$0.66	$0.59
Adjusted (non-GAAP) diluted net income per potential common share	$0.62	$0.76

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the second quarter of fiscal 2021 includes 1.5 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the second quarter of fiscal 2020 includes 1.3 million shares underlying certain stock option and stock unit awards.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)
(in thousands) (unaudited)

	Quarter Ended
	May 1,	May 2,
	2021	2020
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$103,117	$91,655
Add: Interest expense	7,785	7,860
Add: Interest and other loss, net	1,274	2,665
Add: Provision for income taxes	21,453	25,308
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	24,107	22,599
Add: Amortization of intangible assets	8,875	9,674
EBITDA	$166,611	$159,761
Less: Canadian Emergency Wage Subsidy	40,444	—
Add: Share-based compensation cost	21,535	17,977
Add: Significant asset impairments and restructuring costs	8,209	3,811
Add: Acquisition and integration costs	294	1,414
Adjusted EBITDA	$156,205	$182,963
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Canadian Emergency Wage Subsidy - a program introduced by the Government of Canada to offset a portion of employee wages for a limited period in response to COVID-19 outbreak.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities and the redesign of business processes.
•Acquisition and integration costs - includes costs of acquisition compensation associated with a three-year earn-out arrangement related to the DonRiver acquisition in fiscal 2018. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.
•Unrealized loss on equity investment - reflects a change in the carrying value of a certain cost method equity investment.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 20.5% for the second fiscal quarter of 2021 and 21.6% for the second fiscal quarter of 2020. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.